UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

PEABODY ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 28, 2014, Peabody Energy Corporation (the “Company”) issued a press release announcing that it had commenced a solicitation of consents from holders of its 4.75% convertible junior subordinated debentures due 2066 (the “Convertible Debentures”) to amend the related indenture by eliminating certain provisions relating to mandatory deferral of interest. These provisions (i) require that the Company defer interest payments on the Convertible Debentures under specified circumstances unless it obtains funds for those payments through the sale of qualifying warrants or qualifying preferred stock, (ii) subject to limitations, require that the Company obtain the necessary funds through such a sale, and (iii) prohibit the Company from making certain distributions (including dividends) in respect of its capital stock during any mandatory extension period and until the Company has paid all accrued but unpaid interest on the Convertible Debentures. If the proposed amendments are adopted, the Company will benefit from greater financial and operational flexibility and increased ease of administration with respect to the Convertible Debentures. Other than deleting these provisions, the proposed amendments would not change the terms of the indenture or the Convertible Debentures. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	PEABODY ENERGY CORPORATION
/s/ Kenneth L. Wagner
Name: Kenneth L. Wagner Title: Vice President, General Counsel - Corporate and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 28, 2014

4